UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 2, 2005

(Date of earliest event reported)

WAH KING INVEST CORP.

(Exact name of registrant as specified in its charter)

Delaware --------------------------------	000-27097 --------------------------------	98-021578 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

J.C. Beetslaan 153-155
2131 AL Hoofddorp, The Netherlands

(Address of principal executive offices) (Zip Code)

31.35628101

(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 16, 2005, the Company sold its subsidiary Puritan Securities, Inc. to Blue Ribbon International, Inc. a New York corporation, publicly trading on the Pink Sheets (hereinafter Blue Ribbon) for 37,500,000 voting non registered preferred shares of Blue Ribbon which are convertible to and have the voting power of 187,500,000 voting non registered common shares of Blue Ribbon which constituted a 57.92% controlling interest in said Company. The sale is subject to NASD and other governmental agency approval. On November 21, 2005 a majority of the shareholders of Blue Ribbon approved a 25 to one reverse of all Common Shares outstanding and a change of name to Puritan Group, Inc. to take effect on or around December 26, 2005 subject to NASD filing requirements. After the reverse is effective and the company trades as Puritan Group, Inc. the Company will convert its Preferred Shares to 3,534,000 Common Shares of Puritan Group, Inc. and distribute said shares to shareholders of record as of November 21, 2005.

As the Company is about to launch its real estate operations in Europe, it was determined that both companies will derive greater benefits by operating as independent companies. In addition, it was determined that Puritan Securities will function best in a company devoted strictly to financial and similar type of products due to the fact that it functions in a highly regulated environment. This Distribution will result in greater strategic and sharper focus to both companies. It will further enable both companies to increase the speed and responsiveness of each company. In addition, the separation will enable each company to offer its employees compensation directly linked to the performance of their separate and distinct businesses.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Document Description

10	Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAH KING INVEST CORP.

(Registrant)

Date: December 2, 2005	By: /s/ JERRY GRUENBAUM

Jerry Gruenbaum

Chief Executive Officer

(Duly Authorized Officer)

Date: December 2, 2005	By: /s/ NATHAN LAPKIN

Nathan Lapkin

President, Secretary and

Chief Financial Officer

(Principal Financial

and Accounting Officer)

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